UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2020

     CERES TACTICAL COMMODITY L.P.
(Exact name of registrant as specified in its charter)
New York	000-52602	20-2718952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:        (855) 672-4468

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01   Entry into a Material Definitive Agreement.
Management Agreement – Millburn Ridgefield Corporation
Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”), and the Registrant have entered into an amended and restated management agreement dated as of January 1, 2021 (the “Amended and Restated Management Agreement”), with Millburn Ridgefield Corporation, a Delaware corporation (“Millburn”), pursuant to which Millburn shall manage the portion of the Registrant’s assets allocated to it. This Amended and Restated Management Agreement amends and restates the management agreement among the General Partner, the Registrant and Millburn, effective October 1, 2017. The Amended and Restated Management Agreement, among other things, reflects a decrease in the management fee and an increase in the incentive fee paid to Millburn.
Pursuant to the Amended and Restated Management Agreement, effective as of January 1, 2021, the monthly professional management fee paid by the Registrant to Millburn is equal to 1/12 of 1.0% (a 1.0% annual rate) of the month-end Net Assets (as defined in the Amended and Restated Management Agreement) of the Registrant allocated to Millburn. Millburn also receives an annual incentive fee equal to 27.5% of New Trading Profits (as defined by the Amended and Restated Management Agreement) earned by Millburn with respect to the Registrant in each annual period.
The Amended and Restated Management Agreement expires on December 31, 2021.  If it is not terminated as of that date, it shall automatically renew for an additional one-year period and shall continue to renew for additional one-year periods until it is otherwise terminated pursuant to the terms of the Amended and Restated Management Agreement.
A copy of the Amended and Restated Management Agreement is filed herewith as Exhibit 10.1.
Placement Agent Agreement with Morgan Stanley Smith Barney LLC

The Registrant has entered into an amendment (the “Amendment”) to the amended and restated alternative investment selling agent agreement dated as of March 3, 2016, as amended (the “Selling Agreement”), by and among the Registrant, the General Partner and Morgan Stanley Smith Barney LLC, a Delaware limited liability company, currently doing business as Morgan Stanley Wealth Management (“MSSB” or “Placement Agent”).

Pursuant to the Amendment, effective January 1, 2021, the Ongoing Selling Agent Fee is decreased to 0.75% per year of the adjusted net assets of Class A Units (computed monthly by multiplying the adjusted net assets of the Class A Units by 0.75% and dividing the result thereof by 12). In all other material respects the Selling Agreement remains unchanged and of full force and effect.

Adjusted net assets for this purpose are month-end net assets increased by that current month’s ongoing selling agent fee, management fee, the general partner’s administrative fee, the incentive fee accrued, other expenses and any redemptions or distributions as of the end of such month.

A copy of the Amendment is filed herewith as Exhibit 10.2.

Item 1.02.   Termination of Material Definitive Agreements.
Management Agreement – Aquantum GmbH
Effective December 31, 2020, Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”), and the Registrant terminated the management agreement dated as of December 1, 2018 (the “Management Agreement”), with Aquantum GmbH (“Aquantum”) pursuant to which Aquantum managed the portion of the Registrant’s assets allocated to it. The General Partner terminated the Management Agreement because Aquantum is no longer trading on behalf of the Registrant.

Item 9.01   Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibits are filed herewith.
Exhibit No.	Description
10.1	Amended and Restated Management Agreement by and among the Registrant, the General Partner and Millburn.
10.2	Amendment to the Selling Agreement by and among the Registrant, the General Partner and MSSB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CERES TACTICAL COMMODITY L.P.
By: Ceres Managed Futures LLC, General Partner

	By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date: January 7, 2021